EXHIBIT 10.2

                      INTERCREDITOR AGREEMENT AND AMENDMENT

     This INTERCREDITOR AGREEMENT, dated as of March 19, 2003 (this "Agreement"), is among William M. Hawkins, III (the "Subordinating Creditor"), The 3DO Company, a California corporation (the "Debtor"), and IIG Capital LLC, as agent for the IIG Trade Opportunities Fund, N.V. (the "Senior Creditor").

                                    RECITALS

     A The Senior Creditor has or expects to acquire a security interest in assets of the Debtor in which the Subordinating Creditor has an interest, including but not limited to the Senior Creditor Collateral.

     B The Debtor and Subordinating Creditor are parties to the Subordinating Creditor Agreements. The Creditors are executing this Agreement to set forth their lien priorities with respect to the Senior Creditor Collateral.

     NOW, THEREFORE, in consideration of the premises, and intending to be legally bound hereby, the Creditors hereby agree as follows:

                                    AGREEMENT

     1. Definitions. The following terms used herein shall have the following meaning. All capitalized terms not herein defined shall have the meaning set forth in the Uniform Commercial Code:

         1.1. "Bankruptcy Code" - Title 11 of the United States Code.

         1.2. "Chosen State" - New York.

         1.3. "Creditors" -The Subordinating Creditor and the Senior Creditor.

         1.4. "Debtor" - See preamble.

         1.5. "Interest Payments" - Regularly scheduled interest payments pursuant to the Subordinating Creditor Agreements.

         1.6. "Party" - Each of the Subordinating Creditor, the Debtor, and the Senior Creditor.

         1.7. "Permitted Payments" - (i) Interest Payments, and (ii) $5,000,000 of the Subordinating Creditor Obligations.

         1.8. "Secondary Collateral" - Collateral of a Creditor holding a security interest which is inferior to the priority of the other Creditor.

         1.9. "Senior Creditor" - See preamble.


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         1.10.  "Senior  Creditor  Collateral" - All Debtor's present and future
Accounts, Instruments, Documents, Chattel Paper, General Intangibles, Inventory, Equipment, Letter of Credit Rights, and Investment Property and the direct and indirect proceeds thereof.

         1.11. "Senior Creditor Obligations" - Obligations of the Debtor to the Senior Creditor secured by the Senior Creditor Collateral.

         1.12. "Subordinating Creditor" - See Preamble.

         1.13. "Subordinating Creditor Agreements" - The Note and Warrant Purchase Agreement, dated December 27, 2002, between Debtor and Subordinating Creditor, and related documents thereto.

         1.14. "Subordinating Creditor Obligations" - Indebtedness owed by the Debtor to the Subordinating Creditor secured by Senior Creditor Collateral.

     2. Priority. Notwithstanding the terms or provisions of any agreement or arrangement which either Creditor may now or hereafter have with the Debtor or any rule of law, and irrespective of the time, order, or method of attachment or perfection of any security interest or the recordation or other filing in any public record of any financing statement, any security interests in the Senior Creditor Collateral held by the Senior Creditor, whether or not perfected, are and shall remain senior to any lien now or hereafter held by the Subordinating Creditor and, any present and future guaranties relating to the Senior Creditor Obligations.

     3. Permitted Payments.

         3.1. Notwithstanding anything to the contrary contained herein, Debtor may make and Subordinating Creditor may retain Permitted Payments; provided, that with respect to any Permitted Payments other than Interest Payments (a) Subordinating Creditor shall provide Senior Creditor with 30 days' written notice prior to such payment, and (b) such notice is not given prior to May 1, 2003.

         3.2. Any payments received by Subordinating Creditor on account of the Subordinating Creditor Obligations, other than Permitted Payments, shall be held by Subordinating Creditor in trust for the benefit of Senior Creditor, and shall be delivered to Senior Creditor in kind, immediately upon receipt by Subordinating Creditor to be held by Senior Creditor as cash collateral securing the Senior Creditor Obligations.

         3.3. Subordinating Creditor may request and receive payment of the remaining Subordinating Creditor Obligations with the prior written consent of Senior Creditor, which consent shall not be unreasonably withheld or delayed, so long as such repayment does not cause Subordinating Creditor (as Chief Executive Officer and director) to breach his fiduciary duties to the Debtor and its shareholders.

         3.4. The provision set forth in Section 3.1 above permitting Permitted Payments shall terminate and be of no further force and effect upon the occurrence and during the continuance of a default in the performance of the Senior Creditor Obligations.


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     4. Enforcement of Security Interest.

         4.1. The Subordinating Creditor shall have no right to take any action with respect to the Senior Creditor Collateral, whether by judicial or non-judicial foreclosure, notification to the Debtor's account debtors, the seeking of the appointment of a receiver for any portion of the Debtor's assets, setoff, or otherwise, unless and until the Senior Creditor has received payment of all Senior Creditor Obligations in immediately available funds.

         4.2. If the Subordinating Creditor, in contravention of the terms of this Agreement, shall commence, prosecute, or participate in any suit, action, or proceeding against the Debtor or initiate any foreclosure sale or proceeding or any other action to enforce its lien on any of the Senior Creditor Collateral, then the Debtor may interpose as a defense or plead the making of this Agreement, and the Senior Creditor may intervene and interpose such defense or plea in its name or in the name of the Debtor. If the Subordinating Creditor, in contravention of the terms of this Agreement, shall attempt to enforce any remedies prohibited by this Agreement, then the Senior Creditor or the Debtor may, by virtue of this Agreement, restrain the enforcement thereof in the name of the Senior Creditor or in the name of the Debtor.

     5. Proceeds of Collateral.

         5.1. Any proceeds of Secondary Collateral, or proceeds of proceeds, received by a Creditor shall be, immediately upon discovery, paid to the other Creditor.

         5.2. Any such sums not paid when due shall accrue a late charge at the rate of 24% per annum.

     6. Subordinating Creditor Covenants and Warranties. The Subordinating Creditor warrants covenants and represents that it:

         6.1. Is the owner of the Subordinating Creditor Obligations, free and clear of the claims of any other entity;

         6.2. Is the secured party named in each financing statement listed on the attached Exhibit entitled "Subordinating Creditor Financing Statements".

         6.3. Will indemnify Senior Creditor and hold it harmless against any direct or indirect loss (including attorneys fees and expenses) arising from the assertion by any holder of the Subordinating Creditor Obligations that the provisions of this Agreement do not bind such holder.

         6.4. Will, at the request of Senior Creditor in connection with the proper enforcement of its security interest, promptly release any lien and security interest it has on any Senior Creditor Collateral to facilitate its transfer or sale so long as the proceeds thereof are applied against the Senior Creditor Obligations and any excess is paid to the Subordinating Creditor to be applied against the Subordinating Creditor Obligations.


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         6.5. Waives any rights it may have to claim that the  enforceability of this Agreement may be affected by any subsequent modification, release, extension, or other change, material or otherwise, in the Senior Creditor Obligations or the Senior Creditor Collateral.

         6.6. Will reasonably cooperate with Senior Creditor in notifying the Debtor's Account Debtors that proceeds of Accounts should be paid to Senior Creditor and not to Subordinating Creditor.

     7. Remedy for Breach.

         Any breach hereof is likely to cause irreparable damage to the aggrieved party. Therefore, the relief to which such party shall be entitled in such event shall include, but not be limited to: (a) a mandatory injunction for specific performance, (b) judicial relief to prevent a violation of any of the provisions of this Agreement, (c) damages, and (d) any other relief to which it may be entitled at law or in equity.

     8. Amendment of Subordinating Creditor Agreements.

         8.1. This Agreement shall be deemed an amendment to the Subordinating Creditor Agreements, which cannot be further amended to adversely affect the rights of Senior Creditor hereunder.

         8.2. The signature of Senior Creditor shall not be required for any further amendment of the Subordinating Creditor Agreements.

     9. Effect of Bankruptcy. This Agreement shall remain in full force and effect notwithstanding the filing of a petition for relief by or against the Debtor under the Bankruptcy Code and shall apply with full force and effect with respect to all Senior Creditor Collateral acquired by the Debtor, and obligations incurred by the Debtor to the Subordinating Creditor, subsequent to the date of any such petition.

     10. No Duty to Provide Financial Accommodations. Nothing contained herein or in any prior agreement or understanding shall be deemed to create any duty on the part of either party to extend or continue to extend financial accommodations to the Debtor.

     11. Waiver of Marshaling. The Subordinating Creditor irrevocably waives any right to compel the Senior Creditor to marshal assets of the Debtor.

     12. Cross Default. Notwithstanding anything to the contrary contained in any agreement between Debtor and Senior Creditor, default by Debtor in the performance of its obligations to the Subordinating Creditor shall constitute a default by Debtor in the performance of the Senior Creditor Obligations.

     13. Choice of Law. This Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the internal laws of the Chosen State.

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     14.  Amendment and Waiver.  Only a writing signed by all parties hereto may amend this Agreement. No failure or delay in exercising any right hereunder shall impair any such right that Senior Creditor may have, nor shall any waiver by Senior Creditor hereunder be deemed a waiver of any default or breach subsequently occurring. Senior Creditor's rights and remedies herein are cumulative and not exclusive of each other or of any rights or remedies that Senior Creditor would otherwise have.

     15. Construction. This Agreement and all agreements relating to the subject matter hereof is the product of negotiation and preparation by and among each party and its respective attorneys.

     16. Benefits Of This Agreement. This Agreement is solely for the benefit of and shall bind the Creditors and their respective successors and assigns and no other entity shall have any right, benefit, priority, or interest hereunder.

     17. Term. This Agreement shall continue only so long as the Senior Creditor and Subordinating Creditor each hold a security interest in any portion of the Senior Creditor Collateral.

     18. Enforcement. In the event that any party finds it necessary to retain counsel in connection with the interpretation, defense, or enforcement of this Agreement, the prevailing party shall recover its reasonable attorney's fees and expenses from the unsuccessful party. It shall be presumed (subject to rebuttal only by the introduction of competent evidence to the contrary) that the amount recoverable is the amount billed to the prevailing party by its counsel and that such amount will be reasonable if based on the billing rates charged to the prevailing party by its counsel in similar matters.

     19. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

     20. Notice. All notices required to be given to either party hereunder shall be deemed given upon the first to occur of: (a) three (3) business days after deposit thereof, with postage prepaid, in a receptacle under the control of the United States Postal Service; (b) the first business day following transmittal by facsimile or e-mail to the party to whom notice is being given; or (c) actual receipt by the party to whom notice is being given, or an employee or agent of thereof.


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                             Subordinating Creditor


Address:          200 Cardinal Way
                  Redwood City CA 94063
Attention:        William M. Hawkins
Fax number:       650-385-3183

                                     Debtor


Address:          200 Cardinal Way
                  Redwood City CA 94063
Attention:        William M. Hawkins
Fax number:       650-385-3177

                                 Senior Creditor


Address:          17 State Street
                  New York NY 10004
Attention:        Mr. Mark Kurtz
Fax number:       212-785-0026


     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


Subordinating Creditor:          /s/ William M. Hawkins, III
                                 --------------------------------------------
                                 William M. Hawkins, III, individually

Debtor:                          The 3DO Company

                                 By:      /s/ William M. Hawkins, III
                                     ----------------------------------------
                                 Name:    William M. Hawkins, III
                                       --------------------------------------
                                 Title:   Chief Executive Officer
                                        -------------------------------------

Senior Creditor:                 IIG Capital LLC, as agent for the
                                  IIG Trade Opportunities Fund, N.V.

                                 By:      /s/ Martin Silver
                                     ----------------------------------------
                                 Name:     Martin Silver
                                       --------------------------------------
                                 Title:   Managing Partner
                                        -------------------------------------


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                   SUBORDINATING CREDITOR FINANCING STATEMENTS

------------------- -------------------- --------------------------------------
   FILING DATE         FILING NUMBER            FILING OFFICE JURISDICTION
------------------- -------------------- --------------------------------------
     10/1/02            0227560421            California
------------------- -------------------- --------------------------------------

------------------- -------------------- --------------------------------------

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